Exhibit 3.50

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “THE EARTH TECHNOLOGY CORPORATION (USA)” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1996, AT 12 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE NINETEENTH DAY OF MARCH, A.D. 1999, AT 4:30 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2131194 8100X	AUTHENTICATION: 2340940

150600486	DATE: 05-01-15

You may verify this certificate online
at corp.delaware.gov/authver.shtml

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 02/22/1996
960051005 - 2131194

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

THE EARTH TECHNOLOGY CORPORATION (USA)

The Earth Technology Corporation (USA) (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.              The name of the Corporation is The Earth Technology Corporation (USA). The Earth Technology Corporation (USA) was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 6, 1987.

2.              Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Second Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

3.              The text of the Certificate of Incorporation of the Corporation is hereby restated and further amended to read in its entirety:

FIRST: The name of the Corporation is The Earth Technology Corporation (USA).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, no par value.

FIFTH: The name and mailing address of the incorporator are: Marc L. Brown, Esq., 355 South Grand Avenue, 40th Floor, Los Angeles, California 90071.

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three (3) or more than nine (9), the exact number of directors to be fixed by the Board of Directors or as provided in the Bylaws of the Corporation. All directors shall constitute a single class.

SEVENTH: The Board of Directors and the stockholders of the Corporation shall each have the power to adopt, amend or repeal the Corporation’s Bylaws.

EIGHTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

NINTH: A. The Corporation may indemnify to the full extent authorized or permitted by law (excluding, however, Section 145(f) of the GCL) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

B.            No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director in his or her capacity as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C.            In furtherance, and not in limitation, of the powers conferred by statute:

(i)             The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and

(ii)          The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law (excluding, however, Section 145(f) of the GCL) and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein or elsewhere.

TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the GCL, as amended from time to time, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

IN WITNESS WHEREOF, this Second Restated Certificate of Incorporation has been signed under the seal of the Company this 22nd day of January, 1996.

THE EARTH TECHNOLOGY CORPORATION (USA)

	By:	/s/ Mark H. Swartz
Mark H. Swartz
Vice President

[Corporate Seal]

Attest:

/s/ M. Brian Moroze
M. Brian Moroze
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 03/19/1999
991109361 - 2131194

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ALTERNATIVE WAYS, INC.

INTO

THE EARTH TECHNOLOGY CORPORATION (USA)

*****

The Earth Technology Corporation (USA), a corporation organized and existing under the laws of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 6th day of July, 1987, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporations owns all of the outstanding shares of the stock of Alternative Ways, Inc. a corporation incorporation incorporated on the 28th day of April 1982, pursuant to the Business Corporation Act of the State of New Jersey, the provisions of which permit the merger of a corporation into a parent corporation organized and existing under the laws of another state.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 15th day of March, 1999, determined to and did merge into itself said Alternative Ways, Inc.

RESOLVED, that the Corporation merge, and it hereby does merge into itself said Alternative Ways, Inc. and assumes all of its obligations; and

ILLEGIBLE

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FURTHER RESOLVED, that the merger be effective upon the date of filing with the Secretary of Slate of Delaware; and

FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Alternative Ways, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of The Earth Technology Corporation (USA) at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, The Earth Technology Corporation (USA) has caused this Certificate to be signed by Diane Creel, its President, this 17th day of March, 1999.

THE EARTH TECHNOLOGY CORPORATION (USA)

By:	/s/ Diane Creel
Diane Creel, President

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